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Exhibit 99(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement of White Mountains Insurance Group, Ltd. (Form S-8, No. 333-82563), of our report dated June 20, 2003 relating to the financial statements of Folksamerica Holding Company 401(k) Savings and Investment Plan as of and for the years ended December 31, 2002 and 2001, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, NY
June 25, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS